                                                                    Exhibit 99.2

                             JOINT FILER INFORMATION

Name and Address:                            Third Point Partners LP
                                             390 Park Avenue
                                             New York, NY 10022

Date of Event Requiring Statement:           06/13/07
Issuer and Ticker Symbol:                    BioFuel Energy Corp. (BIOF)
Relationship to Issuer:                      10%Owner
Designated Filer:                            Daniel S. Loeb

TABLE I INFORMATION

Title of Security:                           Class B Common Stock
Amount of Securities Beneficially Owned      2,690,782
Ownership Form:                              D
Nature of Indirect Beneficial Ownership:     N/A

TABLE II INFORMATION

Title of Derivative Security:                LLC Membership Units
Date Exercisable and Expiration Date         06/13/07 (2)
Title and Amount of Securities
    Underlying Derivative Security           Common Stock, 2,690,782 shares
Conversion or Exercise Price of
    Derivative Security                      $0 (2)
Ownership Form of Derivative Security        D
Nature of Indirect Beneficial Ownership:     N/A

Signature                                    THIRD POINT PARTNERS LP

                                             By:   THIRD POINT ADVISORS LLC,
                                                   its general partner

                                             By:   /s/ Justin Nadler
                                                   ------------------------------
                                             Name:  Justin Nadler
                                             Title: Authorized Signatory